Exhibit 4.2 LINEAGE EUROPE FINCO B.V. LINEAGE, INC., LINEAGE OP, LP, THE SUBSIDIARY GUARANTORS NAMED HEREIN, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION AS TRUSTEE, AND U.S. BANK EUROPE DAC AS PAYING AGENT FIRST SUPPLEMENTAL INDENTURE DATED AS OF NOVEMBER 26, 2025 TO INDENTURE DATED NOVEMBER 26, 2025 €700,000,000 OF 4.125% SENIOR NOTES DUE 2031

i CONTENTS Page Article I RELATION TO BASE INDENTURE; DEFINITIONS .............................................1 Section 1.1 Relation to Base Indenture. ...................................................................... 1 Section 1.2 Definitions. ................................................................................................. 2 Article II TERMS OF THE SECURITIES ...............................................................................15 Section 2.1 Title of the Securities. ............................................................................. 15 Section 2.2 Price. ......................................................................................................... 15 Section 2.3 Limitation on Initial Aggregate Principal Amount; Further Issuances. ................................................................................................. 16 Section 2.4 Interest and Interest Rates; Stated Maturity of Notes. ....................... 16 Section 2.5 Method of Payment. ................................................................................ 16 Section 2.6 Currency; Unavailability of Euros. ....................................................... 17 Section 2.7 Additional Notes. ..................................................................................... 18 Section 2.8 Redemption. ............................................................................................. 18 Section 2.9 No Sinking Fund. .................................................................................... 18 Section 2.10 Additional Amounts. ............................................................................... 18 Section 2.11 Registrar, Transfer Agent and Paying Agent....................................... 20 Article III FORM OF THE SECURITIES ................................................................................21 Section 3.1 Global Form. ........................................................................................... 21 Section 3.2 Transfer and Exchange. ......................................................................... 22 Article IV REDEMPTION OF NOTES .....................................................................................29 Section 4.1 Optional Redemption of Notes. .............................................................. 29 Section 4.2 Redemption for Tax Reasons. ................................................................ 30 Section 4.3 Calculation of Redemption Price; Selection of Notes, Notice of Optional Redemption.............................................................................. 30 Section 4.4 Payment of Notes Called for Redemption by the Company. .............. 31 Article V GUARANTEE .............................................................................................................31 Section 5.1 Note Guarantee. ...................................................................................... 31 Section 5.2 Limitation of Guarantors’ Liability. ..................................................... 32 Section 5.3 Execution and Delivery of Note Guarantee. ......................................... 33 Section 5.4 Application of Certain Terms and Provisions to the Guarantors............................................................................................... 33 Section 5.5 Automatic Release of Subsidiary Guarantors from Guarantee. ........ 33 Article VI ADDITIONAL COVENANTS .................................................................................34 Section 6.1 Limitations on the Incurrence of Debt. ................................................. 34 Section 6.2 Maintenance of Total Unencumbered Assets. ...................................... 36 Section 6.3 Existence. ................................................................................................. 36 Section 6.4 Merger, Consolidation or Sale. .............................................................. 36 Section 6.5 Maintenance of Properties. .................................................................... 37

Section 6.6	**Insurance.**	37
Section 6.7	**Payment of Taxes and Other Claims.**	38
Section 6.8	**Provision of Financial Information.**	38
Section 6.9	**Future Subsidiary Guarantors.**	39
Section 6.10	**General.**	39
Article VII DEFAULTS AND REMEDIES		**40**
Section 7.1	**Events of Default.**	40
Section 7.2	**Acceleration of Maturity; Rescission and Annulment.**	41
Article VIII AMENDMENTS AND WAIVERS		**42**
Section 8.1	**Without Consent of Holders.**	42
Section 8.2	**With Consent of Holders.**	44
Section 8.3	**Substituted Issuer.**	45
Section 8.4	**Trustee Protected.**	45
Article IX MEETINGS OF HOLDERS OF NOTES		**45**
Section 9.1	**Purposes for Which Meetings May Be Called.**	45
Section 9.2	**Call, Notice and Place of Meetings.**	46
Section 9.3	**Persons Entitled to Vote at Meetings.**	46
Section 9.4	**Quorum; Action.**	46
Section 9.5	**Determination of Voting Rights; Conduct and Adjournment of Meetings.**	47
Section 9.6	**Counting Votes and Recording Action of Meetings.**	48
Article X MISCELLANEOUS PROVISIONS		**48**
Section 10.1	**Evidence of Compliance with Conditions Precedent, Certificates to Trustee.**	48
Section 10.2	**No Recourse Against Others.**	49
Section 10.3	**Trust Indenture Act Controls.**	49
Section 10.4	**Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.**	49
Section 10.5	**Counterparts.**	50
Section 10.6	**Successors.**	51
Section 10.7	**Severability.**	51
Section 10.8	**Table of Contents, Headings, Etc.**	52
Section 10.9	**Ratifications.**	52
Section 10.10	**Effectiveness.**	52
Section 10.11	**The Trustee.**	52
Section 10.12	**Reference to Interest; Exchange Notes.**	52
Section 10.13	**Intercreditor Agreement**	53
Section 10.14	**Bank Resolution and Recovery Directive and Other Regulatory Matters**	53

ii

1 THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is entered into as of November 26, 2025 among Lineage Europe Finco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (the “Company”), Lineage, Inc., a Maryland corporation (the “Parent”), Lineage OP, LP, a Maryland limited partnership (“Lineage OP”), the Subsidiary Guarantors (as defined herein, and together with the Parent and Lineage OP, the “Guarantors”), U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), and U.S. Bank Europe DAC, as paying agent (the “Paying Agent”). WITNESSETH: WHEREAS, the Company, the Parent, Lineage OP and the Trustee are parties to that certain Indenture, dated as of November 26, 2025 (the “Base Indenture”, and as supplemented by this Supplemental Indenture, the “Indenture”), to provide for the issuance of Securities to be issued in one or more series; WHEREAS, Section 2.2 of the Base Indenture provides for various matters with respect to any Series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture; WHEREAS, the Company and each Guarantor desires to execute this Supplemental Indenture to, in accordance with Section 9.1(h) and 9.1(f) of the Base Indenture, establish a new series of Securities under the Base Indenture to be known as the “4.125% Senior Notes due 2031” (the “Notes”), in an initial aggregate principal amount of €700,000,000 and to comply with the applicable procedures of the applicable Depositary where the Notes are to be deposited; WHEREAS, the board of directors of the Parent, on behalf of the Parent and in its capacity as general partner of Lineage OP, on behalf of Lineage OP and in its capacity as the direct or indirect general partner, managing member or stockholder, as applicable, of the Company and each Subsidiary Guarantor, has duly adopted resolutions authorizing the Company and the Guarantors to execute and deliver this Supplemental Indenture; and WHEREAS, all of the other conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled. THEREFORE, for and in consideration of the premises and the purchase of the Series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such Series, as follows: ARTICLE I RELATION TO BASE INDENTURE; DEFINITIONS Section 1.1 Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and

2 any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Section 1.2 Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires: (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture; and (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document. “Acquired Debt” means Debt of a Person: (1) existing at the time such Person is merged or consolidated with or into Lineage OP or any of its Subsidiaries or becomes a Subsidiary of Lineage OP; or (2) assumed by Lineage OP or any of its Subsidiaries in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, the Person becoming a Subsidiary or the acquisition. Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into Lineage OP or any of its Subsidiaries or becomes a Subsidiary of Lineage OP or the date of the related acquisition, as the case may be. “Additional Amounts” shall have the meaning ascribed thereto in Section 2.10. “Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Sections 2.3, 2.7 and 8.1 hereof, as part of the same series as the Initial Notes. “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise. “Agent” means any Registrar, co-registrar, Transfer Agent, Paying Agent or additional paying agent and authenticating agent.

3 “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange. “Authentication Order” means a Company Order delivered to the Trustee to authenticate and deliver the Notes, signed in the name of the Company by an Officer of the Company. “Bankruptcy Law” shall have the meaning ascribed thereto in Section 7.1. “Business Day” means any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York, London, United Kingdom or the place of payment are authorized or obligated by law or executive order to close and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (known as T2) or any successor or replacement thereto, is open. “Capitalized Property Value” means, with respect to any Person, the sum of (1) with respect to Properties that are owned or subject to a ground lease, (i) Property EBITDA of such person for such Properties for the four full consecutive fiscal quarters ended on the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be, divided by (ii) 7.0%, plus (2) with respect to Properties that are Leased Properties, (i) Property EBITDA of such person for such Properties for the four full consecutive fiscal quarters ended on the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be, divided by (ii) 9.0%; provided that, with respect to any Property that has been a Stabilized Property for at least one full fiscal quarter but less than four full consecutive fiscal quarters as of such date, the Capitalized Property Value of such Property shall be calculated using the Property EBITDA for the most recent full fiscal quarter or quarters commencing with the first full fiscal quarter following the date on which such Property became a Stabilized Property and ending on the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be, that is attributable to such Property on an annualized basis. “CBOI” means the Central Bank of Ireland. “CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code. “CFC Holding Company” means any Subsidiary that has no material assets other than equity interests or indebtedness of one or more CFCs. “Clearstream” means Clearstream Banking, S.A. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Common Depositary” means the Person that is designated by the Depositary to act as the Common Depositary for the Global Notes. U.S. Bank Europe DAC shall be the initial Common Depositary until a successor shall have been appointed and become such pursuant to the applicable

4 provisions of this Indenture, and thereafter, “Common Depositary” shall mean or include such successor. “Company Order” means a written order signed in the name of the Company by an Officer of the Company and delivered to the Trustee. “Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation a German government bond (Bundesanleihe) whose maturity is closest to the Par Call Date, or if an independent investment bank selected by the Company in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate. “Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company. “Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business relating to this Supplemental Indenture shall be administered, which office at the date hereof is located at 633 West 5th Street, 24th Floor, Los Angeles, CA 90071, United States of America, Attention: B. Scarbrough (Lineage Notes Administrator), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company). “Customary Recourse Exceptions” means, with respect to any Debt, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single-purpose entity covenants, voluntary insolvency proceedings and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of real property. “Debt” means, without duplication, with respect to any person, such person’s Pro Rata Share of the aggregate principal amount of indebtedness in respect of: (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with GAAP, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Property or other assets owned by such person or any of its Subsidiaries directly, or indirectly through unconsolidated joint ventures, as determined in accordance with GAAP,

5 (3) reimbursement obligations in connection with any letters of credit actually issued and called, and (4) any lease of property by such person or any of its Subsidiaries as lessee which is reflected in such person’s balance sheet as a finance lease, in accordance with GAAP; provided, that Debt also includes, to the extent not otherwise included, any obligation by such Person or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than Lineage OP or any Subsidiary) described in clauses (1) through (4) above (or, in the case of any such obligation made jointly with another Person other than obligations to be liable for the Debt of another Person solely as a result of Customary Recourse Exceptions (it being understood that Debt shall be deemed to be incurred by such person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof), such Person’s or its Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets or such other applicable assets); and provided, further, that Debt excludes Intercompany Debt and operating lease liabilities reflected in such Person’s balance sheet in accordance with GAAP. “Defaulted Interest” shall have the meaning ascribed thereto in Section 2.5. “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.2, substantially in the form of Exhibit A1 or Exhibit A2 hereto except that such Note shall not bear the Global Note legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto. “Depositary” means, with respect to the Notes, any of Euroclear and Clearstream, their respective nominees and any successor thereto. “Development Property” means a Property acquired or otherwise held for development or redevelopment on which the improvements related to the development or redevelopment have not been completed on the date of determination; provided, that such Property shall cease to be a Development Property, and shall thereafter be considered a “Stabilized Property,” upon the first to occur of (i) the date that is six full consecutive fiscal quarters following substantial completion (including issuance of a temporary or permanent certificate of occupancy for the improvements under construction permitting the use and occupancy for their regular intended uses) of such Property and (ii) the first day of the first fiscal quarter following the date on which such Development Property has achieved an Occupancy Rate of at least 85%. For avoidance of doubt, any Property that is not (and has never been) a Development Property shall be considered a “Stabilized Property” from the first day of the first fiscal quarter following the date on which such Property has achieved an Occupancy Rate of at least 85%, and any vacant land adjacent to and forming part of a Property may become a Development Property if, as of any date of determination, the same is being developed with a new, improved or expanded facility. Similarly, a Stabilized Property may become a Development Property if, as of the date of determination, the same is being replaced, restored, remodeled or rebuilt where the purpose and effect of such work is to provide a functionally new, improved or expanded facility.

6 “EBITDA” means, with respect to any Person, for any period and without duplication, net income (loss) of such Person for such period excluding the impact of the following amounts with respect to any Person (but only to the extent included in determining net income (loss) for such period): (1) depreciation and amortization expense (including amortization of right-of-use assets associated with finance leases of property), amortization of deferred charges and other non-cash charges; (2) Interest Expense; (3) income tax expense; (4) impairments, prepayment penalties and all transaction costs and fees incurred in connection with any capital markets offering, debt or equity financing or amendment thereto, business combination, acquisition (including integration costs), disposition, recapitalization or similar transaction (regardless of whether such transaction is completed); (5) extraordinary, non-recurring or other unusual items, as determined by us in good faith, including without limitation, property valuation losses, gains and losses from the sale of assets, gains or losses from the early extinguishment of indebtedness, write-offs and forgiveness of indebtedness, redemption or exchange of indebtedness, lease terminations and foreign currency translation gains or losses; (6) severance and other non-recurring restructuring charges; (7) the income, expense, gain or loss attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; (8) the effect of any charge resulting from a change in accounting principles in determining net income (loss); (9) amounts expensed pursuant to the terms of the Operating Agreement; and (10) equity in net income of non-controlling interests. EBITDA will be adjusted, without duplication, to give pro forma effect, in the case of any acquisition or disposition of any asset or group of assets or other placement of any asset or group of assets in service or removal of any asset or group of assets from service by Lineage OP or any of its Subsidiaries since the first day of the applicable period to the date of determination, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, to include or exclude, as the case may be, any EBITDA earned or eliminated as a result of such acquisition, disposition, placement in service or removal from service as if such acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period. “Equity Interests” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership

7 or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination. “Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system. “European Government Obligations” means (A) any security that is (1) a direct and unconditional obligation of the European Union, (2) backed by the European Union’s budgetary and cash resources and by the European Commission’s right to call for additional resources from member states, (3) a direct obligation of any member state of the European Union, for the payment of which the full-faith-and-credit of such country is pledged or (4) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country, the payment of which is unconditionally guaranteed as a full-faith-and-credit obligation by such country, which, in any case under the preceding clauses (1) through (4), is not callable or redeemable at the option of the issuer thereof and (B) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (A) above or in any specific principal or interest payments due in respect thereof. With respect to the Notes, European Government Obligations will constitute Foreign Government Obligations under the Base Indenture. “Event of Default” shall have the meaning ascribed thereto in Section 7.1. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Subsidiary” means any Subsidiary that is (i) a CFC or CFC Holding Company, (ii) a Subsidiary of a CFC, (iii) any other entity if the provision of a guarantee by such entity would reasonably be expected to result in material adverse tax consequences to the Parent or its Subsidiaries as reasonably determined by the Parent or (iv) prohibited, by applicable law, rule or regulation or by any contractual obligation existing on the date of this Supplemental Indenture or existing at the time of acquisition thereof after the date of this Supplemental Indenture (so long as such prohibition did not arise as part of such acquisition), in each case, from guaranteeing the notes or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received (but without obligation to seek the same). “Fair Market Value” means, (i) with respect to a security listed (or an unlisted convertible security that is convertible into a security listed) on Nasdaq or have trading privileges on the New York Stock Exchange, the NYSE American, or another recognized national United States securities exchange, the London Stock Exchange, Euronext or another recognized European securities exchange, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions, and (ii) with respect to any other asset, book value (determined in accordance with GAAP).

8 “FATCA” shall have the meaning ascribed thereto in Section 2.10. “GAAP” means accounting principles generally accepted in the United States of America, consistently applied, as in effect from time to time. “Global Integrated Solutions Segment” means, with respect to any Person, the businesses comprising the global integrated solutions segment (as may be renamed, amended, supplemented or otherwise modified from time to time) of such Person reported in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC. “Global Note Legend” means the legend set forth in Section 3.2(f), which is required to be placed on all Global Notes issued under the Indenture. “Global Notes” means, individually and collectively, each of the Notes deposited with or on behalf of and registered in the name of the Common Depositary or its nominee, substantially in the form of Exhibit A1 or Exhibit A2 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the Indenture. “Holders” shall have the meaning ascribed thereto in Section 2.4. “Incur” means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of such Debt or other obligation, and “Incurrence” and “Incurred” have the meanings correlative to the foregoing. “Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, and as further supplemented, amended or restated. “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant. “Initial Notes” means the €700,000,000 aggregate principal amount of Notes issued under this Supplemental Indenture on the date hereof. “Integrated Solutions Value” means, with respect to any Person, (i) the sum of the portion of EBITDA attributable to each of the businesses comprising the Global Integrated Solutions Segment of such Person for the four full consecutive fiscal quarters ended on the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, multiplied by (ii) 8.5; provided, however, that if the Global Integrated Solutions Segment of such Person is no longer reported in such annual or quarterly report, Lineage OP shall calculate Integrated Solutions Value based on the sum of the portion of EBITDA attributable to each of the businesses that previously comprised the Global Integrated Solutions Segment prior to such date as determined by the Parent in good faith. “Intercompany Debt” means, as of any date, Debt to which the only parties are any of the Parent, Lineage OP or any of their respective Subsidiaries.

9 “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of August 20, 2021, among JPMorgan Chase Bank, N.A., as administrative agent, for each of the lenders under the Principal Credit Agreement (as defined therein), each of the holders of our senior unsecured notes and any Additional Creditors (as defined therein) party thereto. “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes. “Interest Expense” means, with respect to any Person, for any period, such Person’s Pro Rata Share of interest expense for such period, with other adjustments as are necessary to exclude: (i) the effect of items classified as extraordinary items, in accordance with GAAP; (ii) non-cash amortization or write-off of debt issuance costs or debt discount; (iii) prepayment penalties; (iv) non-cash swap ineffectiveness charges and (v) any additional interest with respect to failure to comply with any registration rights agreement owing with respect to any securities. “Interest Payment Date” shall have the meaning ascribed thereto in Section 2.4. “Leased Property” means any Property that operates as a temperature-controlled warehouse or is Development Property or undeveloped land and that is leased by a person pursuant to a lease (other than a ground lease). “Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind other than a Permitted Lien or any interest which is a Lien by virtue only of the operation of section 12(3) of the Personal Property Securities Act 2009 (Cth) (Australia) which does not in substance secure the payment or performance of an obligation. “Lineage OP” has the meaning assigned to it in the preamble to this Supplemental Indenture. “Marketable Securities” means: (i) common or preferred Equity Interests which are listed on Nasdaq or have trading privileges on the New York Stock Exchange, the NYSE American, or another recognized national United States securities exchange, the London Stock Exchange, Euronext or another recognized European securities exchange; (ii) convertible securities which can be converted at any time into common or preferred Equity Interests of the type described in the immediately preceding clause (i); and (iii) securities evidencing indebtedness issued by persons which have an investment grade credit rating by a nationally recognized statistical rating organization; provided that Marketable Securities shall not include any securities that are considered cash equivalents. “Nasdaq” means the Nasdaq Global Market. “Non-Recourse Debt” means Debt of a joint venture or Subsidiary of Lineage OP (or an entity in which Lineage OP is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of the joint venture or Subsidiary of Lineage OP (or entity in which Lineage OP is the general partner or managing member) that is the borrower and is non-recourse to the Parent, Lineage OP or any Subsidiary of Lineage OP (other than pursuant to a Permitted Non-Recourse Guarantee and other

10 than with respect to the joint venture or Subsidiary of Lineage OP (or entity in which Lineage OP is the general partner or managing member) that is the borrower); provided, further, that, if any such Debt is partially recourse to Lineage, Lineage OP or any Subsidiary of Lineage OP (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of Lineage OP (or entity in which Lineage OP is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.” “Note Guarantee” means the guarantee by each of the Guarantors of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of this Supplemental Indenture. “Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes. “Occupancy Rate” means at any time, with respect to any Property, the ratio, expressed as a percentage, of (i) the rentable operating square footage of such Property actually leased by tenants paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no default or Event of Default has occurred and is continuing to (ii) the aggregate rentable operating square footage of such Property. “Offering Memorandum” means the final offering memorandum of the Company, dated November 19, 2025. “Officer” means the Chair of the Board of Directors, any Co-Executive Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Legal Officer, the General Counsel, any Deputy or Assistant General Counsel, the Treasurer or any Assistant Treasurer, the Controller or any Assistant Controller, the Corporate Secretary or any Assistant Corporate Secretary, Director and Regional Vice President and any Executive Vice President, Senior Vice President or Vice President of the Parent or any Guarantor, as the case may be, or any board member or Authorized Signatory of the Company. “Officer’s Certificate” means a certificate signed by any Officer of the Company, the Parent or any Guarantor, as applicable. “Operating Agreement” means, collectively, (i) that certain Seventh Amended and Restated Operating Services Agreement, dated as of August 3, 2020, by and between Lineage Logistics Holdings, LLC and Bay Grove Management Company, LLC, (ii) that certain Sixteenth Amended and Restated Operating Agreement, dated as of October 11, 2023, by and between Lineage OP and Bay Grove Management Company, LLC, (iii) that certain Transition Services Agreement, dated July 24, 2024, by and between Lineage Logistics Holdings, LLC and Bay Grove Management Company, LLC, and (iv) that certain Expense Reimbursement and Indemnification Agreement, dated July 24, 2024, by and among the Parent, BG Lineage Holdings, LLC, BG

11 Lineage Holdings LHR, LLC and Bay Grove Management Company, LLC, in each case, as the same may be amended, supplemented or otherwise modified from time to time, and any successor agreement thereto (whether by renewal, replacement or otherwise) that the Parent in good faith designates to be an operating agreement (taking into account the nature of the agreement and such other factors as the Parent deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no operating agreement) to be made by an Officer’s Certificate delivered to the Trustee. “Opinion of Counsel” means a written opinion of legal counsel, who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Parent. The opinion may contain customary limitations, conditions and exceptions. “Par Call Date” means September 26, 2031. “Parent” has the meaning assigned to it in the preamble to this Supplemental Indenture. “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary, respectively. “Paying Agent” has the meaning assigned to it in the preamble to this Supplemental Indenture. “Permitted Lien” means an operating lease, any Lien securing taxes, assessments and similar charges, any mechanics’ lien and other similar Lien and any Lien that secures Debt of the Parent, Lineage OP or any of their respective Subsidiaries owed to Lineage OP or any Guarantor. “Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Debt in the ordinary course of business by the Parent, Lineage OP or any Subsidiary of Lineage OP in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of Lineage OP (or entity in which Lineage OP is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Parent, Lineage OP or any of Lineage OP’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability). “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “principal” means the principal of the Notes plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Notes. “Principal Credit Agreement” means the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 15, 2024, by and among Lineage Logistics, LLC, the

12 borrowers party thereto, Lineage Logistics Holdings, LLC, the Parent, Lineage OP, JPMorgan Chase Bank, N.A., as administrative agent, and the other lending institutions party thereto, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Parent in good faith designates to be the Parent’s principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Parent deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an Officer’s Certificate delivered to the trustee. “Private Placement Legend” means the legend set forth in Section 3.2(g)(2) hereof to be placed on all Notes issued under this Supplemental Indenture except where otherwise permitted by the provisions of this Supplemental Indenture. “Pro Rata Share” means, with respect to any Person, any applicable figure or measure of such Person and its Subsidiaries on a consolidated basis, less any portion attributable to non-controlling interests, plus such Person’s or its Subsidiaries’ allocable portion of such figure or measure, based on their ownership interest, of unconsolidated joint ventures. “Property” means a parcel (or group of related parcels) of real property. “Property EBITDA” means, with respect to any Person, for any period, such Person’s Pro Rata Share of EBITDA for such period adjusted to add back the impact of corporate level general and administrative expenses. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Record Date” shall have the meaning ascribed thereto in Section 2.4. “Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 4.1 or 4.2, the date fixed for such redemption in accordance with the provisions of Section 4.1 or 4.2, as applicable. “Redemption Price” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 4.1 or 4.2, the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) calculated in accordance with the applicable provision of Section 4.1 or 4.2. “Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 26, 2025, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time. “Regulation S” means Regulation S promulgated under the Securities Act. “Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

13 “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Common Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period. “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Common Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S. “Relevant Taxing Jurisdiction” means the Netherlands or the United States (or, in each case, any political subdivision of or taxing authority thereof or therein having power to tax). “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S. “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act. “Rule 903” means Rule 903 promulgated under the Securities Act. “Rule 904” means Rule 904 promulgated under the Securities Act. “SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time. “Significant Subsidiary” of any specified Person means any Subsidiary in which such Person has invested at least $100.0 million in capital. “Stabilized Property” has the meaning specified in the definition of “Development Property.” “Subsidiary” means, for any Person (but excluding an individual, government or any agency or political subdivision thereof), any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. “Subsidiary Guarantor” means Lineage Logistics Holdings, LLC and each Subsidiary of the Parent that guarantees or is otherwise obligated in respect of the Principal Credit Agreement

14 (other than the Company, Lineage OP and any Excluded Subsidiary). As of the date of this Supplemental Indenture, “Subsidiary Guarantor” means each of Lineage Logistics Holdings, LLC, Lineage Logistics, LLC, Lineage Logistics Services, LLC, Lineage Logistics Canada Holdings, LLC, Lineage AUS RE Holdings, LLC, Lineage Columbia Mezz, LLC, Lineage Logistics MTC, LLC, Lineage WA Columbia RE, LLC, Lineage Logistics Canada Holdings Ltd., Boreas Logistics Holdings B.V., Lineage Treasury Europe B.V., Emergent Cold Midco Pty Ltd. “Taxes” shall have the meaning ascribed thereto in Section 2.10. “Total Assets” means, with respect to any Person, as of any date, the sum (without duplication) of: (1) the Capitalized Property Value of such Person and its Subsidiaries, excluding Capitalized Property Value attributable to Properties acquired or disposed of by such Person or Subsidiary during the four full consecutive fiscal quarters ending on such date and Development Properties; (2) the Integrated Solutions Value of such person and its Subsidiaries; (3) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of such Person and its Subsidiaries at such time; (4) the Pro Rata Share of such Person or its Subsidiaries of the current undepreciated book value of Development Properties held by such Person or Subsidiary and all land held for development by such Person or Subsidiary; (5) the Pro Rata Share of the purchase price paid by such Person or any of its Subsidiaries (less the Pro Rata Share of any amounts paid to such Person or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements, and without regard to allocations of property purchase prices pursuant to Statement of Financial Accounting Standards No. 141 or other provisions of GAAP) for any Property or business acquired by Lineage OP or such Subsidiary during the four full consecutive fiscal quarters ending on such date; (6) the contractual purchase price of Properties of such Person and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Debt; and (7) the Fair Market Value of all Marketable Securities owned by such Person or any of its Subsidiaries, plus all other assets of such Person and its Subsidiaries (the value of which is determined in accordance with GAAP but excluding assets classified as non-lease intangibles under GAAP), provided, however, that such other assets shall not include the right-of-use assets associated with an operating lease in accordance with GAAP. In determining the Total Assets of Lineage OP, Lineage OP shall have the option to include Capitalized Property Value under clause (a) above from any such Properties that are otherwise subject to valuation under clause (d) or (e) above; provided that, if such election is made with

15 respect to any Property subject to valuation under clause (e) above and such Property is owned for at least one full fiscal quarter but less than four full consecutive fiscal quarters as of such date, the Capitalized Property Value of such Property shall be calculated using the Property EBITDA for the most recent full fiscal quarter or quarters commencing with the first full fiscal quarter following the date on which such Property was acquired and ending on the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be, that is attributable to such Property on an annualized basis; provided, further, that if such election is made, any value attributable to such Properties under clause (d) or (e) above shall be excluded from the determination of the amount under clause (d) or (e). For avoidance of doubt, an individual parcel of Property can be the site of one or more Properties, and separate portions of the same parcel of Property can (i) contribute to Property EBITDA in calculating Capitalized Property Value in clause (a) above, (ii) be a Development Property or (iii) be land held for development, in each case, as determined by us in good faith. “Total Unencumbered Assets” means, as of any date, those assets within Total Assets that are not subject to a Lien; provided that in determining Total Unencumbered Assets, all investments in unconsolidated entities shall be excluded. “Uniform Fraudulent Conveyance Act” means any applicable federal, provincial or state fraudulent conveyance legislation and any successor legislation. “Uniform Fraudulent Transfer Act” means any applicable federal, provincial or state fraudulent transfer legislation and any successor legislation. “Unsecured Debt” means Debt that is not secured by a Lien on any property or assets of Lineage OP or any of its Subsidiaries. “U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, the United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt. ARTICLE II TERMS OF THE SECURITIES Section 2.1 Title of the Securities. There shall be a Series of Securities designated the “4.125% Senior Notes due 2031.” Section 2.2 Price.

16 The Initial Notes shall be issued at a public offering price of 99.324% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes. Section 2.3 Limitation on Initial Aggregate Principal Amount; Further Issuances. The aggregate principal amount of the Notes initially shall be limited to €700,000,000. The Company may, without notice to or consent of the Holders, issue Additional Notes from time to time in the future in an unlimited principal amount, subject to compliance with the terms of the Indenture. Nothing contained in this Section 2.3 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 2.7, 2.8, 2.11, 3.6 or 9.6 of the Base Indenture. Section 2.4 Interest and Interest Rates; Stated Maturity of Notes. (a) The Notes shall bear interest at the rate of 4.125% per year. Interest on the Notes will accrue from November 26, 2025 and will be payable annually in arrears on November 26 of each year, commencing on November 26, 2026 (each such date being an “Interest Payment Date”), to the persons in whose names the Notes are registered in the security register (the “Holders”) at the close of business on the Business Day immediately preceding the applicable Interest Payment Date (each such date being a “Record Date”). Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or November 26, 2025 if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. (b) If any Interest Payment Date, Redemption Date or Stated Maturity falls on a day that is not a Business Day, the required payment of principal and/or interest may be made on the next succeeding Business Day as if it were made on the date the payment was due, and no interest shall accrue or be payable to Holders on such payment for the period from and after that Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the date of such payment on the next succeeding Business Day. (c) The Stated Maturity of the Notes shall be November 26, 2031. Section 2.5 Method of Payment. Principal and interest shall be payable at the Corporate Trust Office of the Paying Agent in Dublin, Ireland. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Holder entitled thereto; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than €3.0 million may specify by written notice to the Company (with a copy to the Trustee) that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or (ii) on any

17 Global Note by wire transfer of immediately available funds to the account of the Common Depositary or its nominee. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below: (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at 5:00 p.m., London time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee or the Paying Agent for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment, and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date and shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent to each Holder at its address as it appears in the register, not less than 10 calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at 5:00 p.m., London time, on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.5. (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. Section 2.6 Currency; Unavailability of Euros. Principal and interest on the Notes shall be payable in euros. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have previously adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars, and any payments that would be made in European Government Obligations will be made in U.S. Government Obligations, in each case, until the euro is again available to the Company or so used. The amount payable on any date

18 in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date, or in the event The Wall Street Journal has not published such exchange rate, such rate as determined in our sole discretion on the basis of the most recently available market exchange rate for the euro. Neither the Trustee nor the Paying Agent shall have any responsibility for monitoring exchange rates or effecting conversions. Section 2.7 Additional Notes. The Company will be entitled, without the consent of, or notice to, any Holders of the Notes, upon delivery of an Officer’s Certificate, Opinion of Counsel and Authentication Order, subject to its compliance with Section 6.1, to issue Additional Notes under the Indenture that will have identical terms to the Initial Notes issued on the date of the Indenture other than with respect to the date of issuance, issue price and, if applicable, the date from which interest on such Additional Notes will begin to accrue and the initial interest payment date; provided, however, that if and for so long as such Additional Notes will not be fungible with the Initial Notes for U.S. federal income tax or securities law purposes, such Additional Notes will have a separate ISIN. Such Additional Notes will rank equally and ratable in right of payment and will be treated as a single series for all purposes under the Indenture. With respect to any Additional Notes, the Company will set forth in a resolution of the board of directors of the Parent acting on behalf of the Company and an Officer’s Certificate, a copy of each of which will be delivered to the Trustee, the following information: (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and (b) the issue price, the issue date, the ISIN of such Additional Notes, the date from which interest shall accrue and the initial interest payment date. Section 2.8 Redemption. The Notes may be redeemed at the option of the Company prior to the Stated Maturity as provided in Article IV. Section 2.9 No Sinking Fund. The provisions of Article XI of the Base Indenture shall not be applicable to the Notes. Section 2.10 Additional Amounts. (a) All payments of principal and interest in respect of the Notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature (collectively, “Taxes”) required to be deducted or withheld, unless such withholding or deduction is then required by law or the official interpretation or administration thereof.

19 (b) In the event any withholding or deduction on payments in respect of the Notes for or on account of any present or future Tax is required to be deducted or withheld by the Netherlands, the Company will pay such additional amounts on the Notes as will result in receipt by each Holder of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such Holder had no such withholding or deduction been required (collectively, “Additional Amounts”). Neither the Company or any Guarantor will be required, however, to make any payment of additional amounts for or on account of: (1) any Tax imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax); (2) any Tax that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes or the receipt of payments in respect of those Notes) between a Holder (or the beneficial owner for whose benefit such Holder holds such Note), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that Holder or beneficial owner (if that Holder or beneficial owner is an estate, trust, partnership or corporation) and the Relevant Taxing Jurisdiction, including that Holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business or present in the Relevant Taxing Jurisdiction or having had a permanent establishment in the Relevant Taxing Jurisdiction or (2) the presentation of a note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for; (3) any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge; (4) any Tax which is payable otherwise than by withholding or deducting from payment of principal of or interest on such Notes; (5) any Tax required to be withheld by any paying agent from any payment of principal of or interest on any Note if that payment can be made without withholding by at least one other paying agent; (6) any Tax which would not have been imposed but for the failure to (a) comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction of, or other information relating to, the Holder or beneficial owner of such note, if compliance is required by the Relevant Taxing Jurisdiction for not falling under the scope of such Taxes, or as a precondition to relief or exemption from such Taxes (including the submission of an applicable IRS Form W 8 (with any required attachments)) or (b) comply with any information gathering and reporting requirements or to take any similar action (including entering into any agreement with the IRS), in each case, that are required

20 to obtain the maximum available exemption from withholding by a Relevant Taxing Jurisdiction that is available to payments received by or on behalf of the Holder; (7) any Tax imposed on interest due to the Holder’s or beneficial owner’s status as (1) a 10-percent shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of us, (2) a controlled foreign corporation that is related to the Parent or any of its Subsidiaries within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code; (8) any backup withholding; (9) any Tax required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable) (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; (10) any Taxes that are imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; (11) any Tax that is imposed or required to be withheld or deducted pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or (12) in the case of any combination of the above-listed items; nor will the Company or any Guarantor pay any Additional Amounts to any person that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary or partnership or a limited liability company, to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or limited liability company or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the Holder of those Notes. (c) The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Section 2.10, neither the Company nor any Guarantor will be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. (d) Any reference in the terms of the Notes to any amounts in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable under this Section 2.10. Section 2.11 Registrar, Transfer Agent and Paying Agent.

21 The Trustee shall initially serve as Registrar and Transfer Agent for the Notes. The Paying Agent for the Notes shall initially be U.S. Bank Europe DAC pursuant to a Paying Agency Agreement, dated as of November 26, 2025, between the Company and the Paying Agent. ARTICLE III FORM OF THE SECURITIES Section 3.1 Global Form. Upon the original issuance, the Notes shall be represented by one or more Global Notes without coupons. The Notes shall not be issuable in definitive form except as provided in Section 3.2(a) of this Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A1 and Exhibit A2 hereto. The Company shall issue the Notes in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof and shall deposit the Global Notes with, or on behalf of, the Common Depositary, and register the Global Securities in the name of the Common Depositary or its nominee, as the case may be, for the accounts of, and in respect of interests held through, the Depositary, subject to Sections 2.7 and 2.14 of the Base Indenture. The Company shall execute and the Trustee shall, in accordance with Section 2.3 of the Base Indenture, authenticate and hold each Global Note as custodian for the Common Depositary. Each Global Note will represent the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar or the custodian, at the direction of the Trustee. The terms and provisions contained in the form of Note attached as Exhibit A1 and Exhibit A2 hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company, each Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Participants of the Depositary shall have no rights either under the Indenture or with respect to the Global Notes. The Common Depositary or its nominee, as applicable, shall be treated by the Company, each Guarantor, the Trustee and any agent of the Company, such Guarantor or the Trustee as the absolute owner and Holder of such Global Notes for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company, any Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as applicable, or impair, as between the Depositary and its participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents

22 holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of: (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non- United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 3.2(c) hereof); and (ii) an Officer’s Certificate of the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Upon receipt of a Company Order, simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearstream. Section 3.2 Transfer and Exchange. (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Common Depositary to a nominee of the Common Depositary, by a nominee of the Common Depositary to the Common Depositary or to another nominee of the Common Depositary, or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if: (1) the Company delivers to the Trustee notice from the Depositary or the Common Depositary that it is unwilling or unable to continue to act as Depositary or Common Depositary, as applicable, or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary or Common Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or Common Depositary; or

23 (2) the Company, at its option, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) if there has occurred and is continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in registered form in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.2 or Section 2.8 and 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.2(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.2(b) or (c). (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable: (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interest in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the initial purchasers). No written orders or instructions will be required to be delivered to the Registrar to effect the transfers described in this Section 3.2(b)(1). (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.2(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either: both: (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

24 (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or both: (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (B) instructions given by the Depositary to the Registrar containing information regarding the person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (b)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.2(g). (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Definitive Note, then, upon (i) receipt by the Registrar of the following documentation: (1) if the holder of such beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; (2) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or (3) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof and (ii) satisfaction of the conditions set forth in Section 3.2(b)(2) and written notice to the Trustee, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.2(g) hereof, and the Company will execute and, upon the receipt of an Authentication Order, the Trustee will authenticate and deliver to the person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.2(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the persons in

25 whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.2(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. (d) Transfer and Exchange of Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 3.2(c)(1) and (3) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904. (e) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. If any Holder of a Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note or to transfer such Definitive Notes to a person who takes delivery thereof in the form of a beneficial interest in a Global Note, then, upon receipt by the Registrar of the following documentation: (1) if the Holder of such Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; (2) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or (3) if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; the Trustee will cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Global Note, in the case of clause (ii) above, the 144A Global Note, and in the case of clause (iii) above, the Regulation S Global Note. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred. (f) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.2(f), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly

26 authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required to effectuate a transfer pursuant to this Section 3.2(f). A Holder of Definitive Notes may transfer such Notes to a person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof. (g) Legend. (1) Global Note Legend. Each Global Note issued under the Indenture, unless specifically stated otherwise in the applicable provisions of the Indenture, will bear a legend in substantially the following form: “THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.” (2) Private Placement Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form: “THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT: (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO

27 EACH SUCH ACCOUNT; (B) IT ACQUIRED THIS NOTE OR SUCH BENEFICIAL INTEREST IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR; (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND; (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND ONLY: (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION (OTHER THAN AS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO TRANSFERS WILL BE PERMITTED IN RELIANCE ON RULE 144, REGARDLESS OF ITS AVAILABILITY AS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.” (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form: “THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.” (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to

28 reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. (i) General Provisions Relating to Transfers and Exchanges. (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request. (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11 and 9.6 of the Base Indenture and Section 4.3 of this Supplemental Indenture). (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. (5) Neither the Registrar nor the Company will be required: (A) to issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption under Article IV and ending at the close of business on the day of such mailing; (B) to register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date. (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company shall deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

29 (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.1 hereof. (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.2 to effect a registration of transfer or exchange may be submitted by facsimile. (j) The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. (k) None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. (l) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes. ARTICLE IV REDEMPTION OF NOTES The provisions of Article III of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes. Section 4.1 Optional Redemption of Notes. (a) Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 30 basis points less (b) interest accrued to but excluding the Redemption Date; and (ii) 100% of the principal amount of the Notes being redeemed; plus, in either case, accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date.

30 (b) On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of any Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. Section 4.2 Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under of the laws or treaties) of a Relevant Taxing Jurisdiction, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations, rulings or treaties, which change or amendment is announced or becomes effective on or after the date of the Offering Memorandum, the Company or any Guarantor becomes or, based upon a written opinion of independent counsel selected by the Company or any Guarantor, there is a substantial probability that the Company or any Guarantor will become, obligated to pay Additional Amounts with respect to the Notes, then the Company may at any time, at its option, redeem in whole, but not in part, the Notes on not less than 10 nor more than 60 days’ prior notice, to the Holders and the Trustee, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest on the Notes to, but excluding, the Redemption Date. Section 4.3 Calculation of Redemption Price; Selection of Notes, Notice of Optional Redemption. (a) Notwithstanding anything in Section 4.1 or Section 4.2, if a Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any, on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Notes for redemption). (b) The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine or verify any determination of the Redemption Price. (c) The Company shall not redeem the Notes pursuant to Section 4.1 or Section 4.2 on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to the Notes to be redeemed). (d) The Company may redeem the Notes in increments of €1,000 so long as, in the case of any Note redeemed in part, the unredeemed principal amount thereof is €100,000 or an integral multiple of €1,000 in excess thereof. If the Company redeems less than all of the Notes, the Notes to be redeemed will be selected in accordance with the procedures of the Depositary. The Company will cause notices of redemption to be mailed (or sent by electronic transmission) at least 10 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address or by delivery to the Depositary for posting through its systems, in each case, with a copy to the Trustee.

31 (e) If any of the Notes are to be redeemed in part only, the notice of redemption that relates to the relevant Note will state the portion of the principal amount thereof to be redeemed. If less than all of the outstanding Notes are to be redeemed, the Trustee will select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of €100,000 and integral multiples of €1,000 in excess thereof), on a pro rata basis, by lot, or such other method the Trustee deems fair and appropriate or is required by the Depositary; provided, however, that so long as the notes are represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its standard procedures therefor. The Notes (or portions thereof) so selected for redemption will be deemed duly selected for redemption for all purposes hereof. The Company will issue a Note in principal amount equal to the unredeemed portion of the original Note in the name of the Holder thereof upon cancellation of the original Note. Section 4.4 Payment of Notes Called for Redemption by the Company. Any Notes called for redemption will become due on the Redemption Date. On or after the Redemption Date, interest will cease to accrue on the Notes or portions of them called for redemption. ARTICLE V GUARANTEE Sections 5.1 and 5.2 hereof shall replace Sections 12.1 and 12.2 of the Base Indenture with respect to the Notes and the Note Guarantee. Section 5.1 Note Guarantee. (a) Subject to this Article 5, each Guarantor hereby fully and unconditionally guarantees, on a joint and several basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (1) the due and punctual payment of principal of and interest, if any, on the Notes will be promptly paid in full when due, whether at Stated Maturity, upon acceleration, redemption or otherwise, and interest on the overdue principal of, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, and interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes (including fees and expenses) will be promptly paid in full or performed, all in accordance with the terms under the Indenture or the Notes; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

32 (b) Each Guarantor hereby agrees that its obligations under the Indenture and the Notes are senior unsecured obligations and are full and unconditional, irrespective of the validity, regularity or enforceability of the Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby agrees that in the event of a default in payment of the principal of or interest on the Notes entitled to the Note Guarantee, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.7 of the Base Indenture, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce the Note Guarantee without first proceeding against the Company. Each Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Note Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Note Guarantee without notice to it and (iii) covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and the Notes. (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or such Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VII, such obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee. Section 5.2 Limitation of Guarantors’ Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law (or comparable provision of any foreign law) to the extent applicable to the Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will not, after giving

33 effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance. Section 5.3 Execution and Delivery of Note Guarantee. The execution by each Guarantor of this Supplemental Indenture evidences the Note Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of the Note Guarantee on behalf of each Guarantor. A Note Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing this Supplemental Indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at such Guarantor, and the Note Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note. Section 5.4 Application of Certain Terms and Provisions to the Guarantors. (a) For purposes of any provision of the Indenture which provides for the delivery by any Guarantor of an Officer’s Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.2 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor. (b) Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on any Guarantor may be given or served as described in Section 10.2 of the Base Indenture as if references therein to the Company were references to such Guarantor. (c) Upon any demand, request or application by any Guarantor to the Trustee to take any action under the Indenture, such Guarantor shall furnish to the Trustee such Officer’s Certificate and Opinion of Counsel as are required in Section 10.1 as if all references therein to the Company were references to such Guarantor. Section 5.5 Automatic Release of Subsidiary Guarantors from Guarantee. The Note Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released in the following circumstances: (i) such Subsidiary Guarantor no longer guaranteeing or otherwise being an obligor (or which guarantee or obligation is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor from its guarantee of the notes) in respect of the Principal Credit Agreement, provided that any release of such Subsidiary Guarantor’s guarantee pursuant to this clause (i) will not limit the obligation of such Subsidiary Guarantor to guarantee the Company’s obligations under the Indenture and the Notes at any time after such release if such Subsidiary (other than if such Subsidiary is an Excluded Subsidiary) subsequently, directly or indirectly, guarantees, or otherwise becomes obligated in respect of, the Principal Credit Agreement;

34 (ii) upon the designation by the Parent of such Subsidiary Guarantor as an Excluded Subsidiary; (iii) such Subsidiary Guarantor consolidating with, merging into or transferring all of its properties or assets to another guarantor, and as a result of, or in connection with, such transaction such Subsidiary Guarantor dissolves or otherwise ceases to exist; (iv) if the Company exercises its legal defeasance option pursuant to Section 8.3 of the Base Indenture or its covenant defeasance option pursuant to Section 8.4 of the Base Indenture or if its obligations under the indenture are discharged in accordance with the terms of the Indenture; (v) upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor; or (vi) upon the sale or disposition of all or substantially all of the assets of such Subsidiary Guarantor; provided, however, that in the case of the (v) and (vi) above, (1) such sale or other disposition is made to a Person other than the Parent or any of its other Subsidiaries and (2) such sale or disposition is otherwise permitted by the Indenture. ARTICLE VI ADDITIONAL COVENANTS The covenants set forth in Sections 4.1, 4.3 and 4.4 of the Base Indenture and the following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding: Section 6.1 Limitations on the Incurrence of Debt. (a) Limitation on Total Outstanding Debt. Lineage OP will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of Lineage OP’s and its Subsidiaries’ outstanding Debt is greater than 60% of the sum of the following (without duplication): (1) Lineage OP’s and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be, and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Lineage OP or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt and any substantially concurrent offering of other securities. (b) Limitation on Secured Debt. Lineage OP will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of

35 the Indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of Lineage OP and its Subsidiaries’ outstanding Debt which is secured by a Lien on any of its or its Subsidiaries’ property or assets is greater than 40% of the sum of (without duplication): (1) Lineage OP’s and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Lineage OP or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt and any substantially concurrent offering of other securities. (c) Debt Service Test. Lineage OP will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if the ratio of Lineage OP’s and its Subsidiaries’ EBITDA to Lineage OP’s and its Subsidiaries’ Interest Expense for the period consisting of the four full consecutive fiscal quarters ending with the latest quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be, most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt, and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by Lineage OP or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of Lineage OP or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition of any asset or group of assets or other placement of any asset or group of assets in service or removal of any asset or group of assets from service by Lineage OP or any of its Subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service being included in such pro forma calculation. If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Interest Expense,

36 the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. Section 6.2 Maintenance of Total Unencumbered Assets. Lineage OP will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis. Section 6.3 Existence. Except as permitted by Section 6.4, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Company nor any Guarantor will be required to preserve any right or franchise if the Parent’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the Company’s or such Guarantor’s business, as the case may be. Section 6.4 Merger, Consolidation or Sale. This Section 6.4 shall replace Article V of the Base Indenture with respect to the Notes only. (a) The Company and each of the Guarantors may consolidate with, or sell, lease or convey all or substantially all of the Company’s or such Guarantor’s respective assets to, or merge with or into, any other entity, provided that the following conditions are met: (1) the Company or such Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Company or such Guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof, the District of Columbia or any other member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof and, in the case of the Company, shall expressly assume by supplemental indenture payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture or, in the case of such Guarantor, shall expressly assume by supplemental indenture the payment of all amounts due under such Guarantor’s Note Guarantee and the due and punctual performance and observance of all of the covenants and conditions of such Guarantor in the Indenture; provided, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Parent or an affiliate of the Parent), whether through a merger, consolidation or sale of capital stock or has sold, assigned, conveyed, transferred or leased

37 all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary; (2) immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (3) an Officer’s Certificate and Opinion of Counsel covering these conditions shall be delivered to the Trustee. In the event of any transaction described in and complying with the conditions listed in this Section 6.4(a) in which neither the Company nor any Guarantor is the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Company or such Guarantor, as the case may be, and (except in the case of a lease) the Company or such Guarantor shall be discharged from the Company’s or such Guarantor’s obligations under the Notes and the Indenture. (b) The provisions of Section 6.4(a) will not apply to: (1) any merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the Company or any Guarantor; provided, however that this clause shall not apply to any merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of assets involving the Company where the Company is not the continuing entity or the successor entity; or (2) a merger between the Parent or any of its Subsidiaries, respectively, and an affiliate of the Parent or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing the Parent or such Subsidiary in another state of the United States or the District of Columbia or any other member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof. Section 6.5 Maintenance of Properties. Lineage OP will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of Lineage OP may be necessary in order for Lineage OP to at all times properly and advantageously conduct its business carried on in connection with such properties. Neither Lineage OP nor any of its Subsidiaries will be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if, in the Parent’s reasonable judgment, it is in their best interest, (2) discontinuing maintenance or operation of any property if, in the Parent’s reasonable judgment, it is in their best interest and is not disadvantageous in any material respect to the Holders of the Notes, or (3) selling or transferring properties in the ordinary course of business. Section 6.6 Insurance.

38 Lineage OP will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which Lineage OP and its Subsidiaries do business in accordance with prevailing market conditions and availability. Section 6.7 Payment of Taxes and Other Claims. The Company and each Guarantor will each pay or discharge or cause to be paid or discharged before it becomes delinquent: (i) all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries. However, neither the Company nor any Guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith. Section 6.8 Provision of Financial Information. (a) For as long as the Notes are outstanding, the Parent will deliver to the Trustee, within 15 days after the Parent is required to file the same with the SEC, copies of the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Parent may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Parent is not required to file information, documents or reports with the SEC pursuant to either Section 13 or 15(d) of the Exchange Act, the Parent will deliver to the Trustee and file with the SEC, in accordance with any other rules and regulations that may be prescribed from time to time by the SEC, such annual and quarterly reports and supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time by the SEC in such rules and regulations. (b) In addition to clause (a) above, for as long as the Notes are outstanding, if at any time the Parent is not subject to Section 13 or 15(d) of the Exchange Act and the Parent is not providing annual and quarterly reports and supplementary and periodic information, documents and reports to the SEC and the Trustee pursuant to the previous paragraph, the Parent will, at its option, either (i) post on a publicly available website or (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”), within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying disclosure described in Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, required to be filed with the SEC if the Parent were subject to Section 13(a) or Section 15(d) of the Exchange Act. If the Parent elects to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided promptly upon request to Holders and beneficial owners of, and bona fide

39 potential investors in, the Notes as well as securities analysts and market makers and no such request for access to the Confidential Datasite will be unreasonably denied. (c) Reports and other documents filed by the Parent with the SEC and publicly available via the EDGAR system, a publicly available website or a Confidential Datasite will be deemed to be delivered to the Trustee as of the time such filing is publicly available via EDGAR, such publicly available website or such Confidential Datasite for purposes of this Section 6.8. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants under the Indenture or relating to the Notes (as to which the Trustee is entitled to certificates). The Trustee shall not be obligated to monitor or confirm on a continuing basis or otherwise our compliance with the covenants or with respect to any reports or other documents filed with the SEC under the Indenture. The Trustee shall have no duty to determine whether any such filings have been made and shall have no duty to retrieve or retain any such filings. In addition, if the Company becomes an SEC filer, the reports of the Company will be deemed to satisfy the forgoing covenant. (d) In the event that any direct or indirect parent company of the Parent becomes a Guarantor, the Parent may satisfy its obligations under this Section 6.8 to provide financial information of the Parent by furnishing the equivalent financial information relating to such parent; provided that such equivalent financial information is accompanied by consolidating financial information that explains in reasonable detail the differences between the information for such parent, on the one hand, and the information for Parent and its consolidated subsidiaries, on the other hand. Section 6.9 Future Subsidiary Guarantors. Following the original issue date of the notes, the Parent will cause each of its Subsidiaries (other than the Company, any existing Guarantor and any Excluded Subsidiary) if, and for so long as, such Subsidiary guarantees or otherwise becomes obligated in respect of the Principal Credit Agreement, to fully and unconditionally guarantee, on a joint and several basis with the Parent and any other Subsidiary of the Parent that guarantees the Notes, the Company’s obligations under the Indenture and the Notes, including the due and punctual payment of principal of and interest on the Notes, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, by executing and delivering a supplemental indenture that provides for the Note Guarantee within thirty calendar days in accordance with the indenture. Section 6.10 General. For purposes of this Article VI, Debt will be deemed to be incurred by Lineage OP or any of its Subsidiaries whenever Lineage OP or such Subsidiary shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof. The covenants described under this Article VI shall, insofar as they relate to the Notes, be subject to covenant defeasance pursuant to Section 8.4 of the Base Indenture; provided that, notwithstanding the foregoing, the covenant of the Company and the Guarantors to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted by the

40 provisions described under Section 6.3) and the provisions described above under Section 6.8 shall not be subject to covenant defeasance. In addition, the Company and the Guarantors may omit in any particular instance to comply, insofar as it relates to the Notes, with any covenant described under this Article VI if the Holders of at least a majority in principal amount of the outstanding Notes waive such compliance. ARTICLE VII DEFAULTS AND REMEDIES Sections 7.1 and 7.2 hereof shall replace Sections 6.1 and 6.2 of the Base Indenture with respect to the Notes only. Section 7.1 Events of Default. “Event of Default,” wherever used herein or in the Base Indenture with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (a) default for 30 days in the payment of any installment of interest under the Notes; (b) default in the payment of the principal amount or Redemption Price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the Stated Maturity of the Notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal; (c) failure by the Company or any of the Guarantors to comply with any of the Company’s or such Guarantor’s respective other agreements in the Notes or the Indenture with respect to the Notes upon receipt by the Company of notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Company’s failure to cure (or obtain a waiver of) such default within 60 days after the Company receives such notice; (d) failure to pay any Debt (other than Non-Recourse Debt) for monies borrowed by the Company, any Guarantor or any of their respective Significant Subsidiaries in an outstanding principal amount in excess of $100.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt (other than Non-Recourse Debt) is, or has become, the primary obligation of the Company or such Guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Company from the Trustee (or to the Company and the Trustee from Holders of at least 25% in principal amount of the outstanding Notes); (e) the Company or any Guarantor or any of their respective Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

41 (i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company, any such Guarantor or any such Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, any such Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, any such Guarantor or any such Significant Subsidiary; or (ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, any such Guarantor or any such Significant Subsidiary; or (iii)  consents to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of creditors, or (f) an involuntary case or other proceeding shall be commenced against the Company, any Guarantor or any of their respective Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company, any such Guarantor or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, any such Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, any such Guarantor or any such Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or (g)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Guarantor or any of their respective Significant Subsidiaries in an involuntary case or proceeding; (ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Company, any such Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, any such Guarantor or any such Significant Subsidiary; or (iii) orders the liquidation of the Company, any such Guarantor or any such Significant Subsidiary, in each case in this clause (g), and the order or decree remains unstayed and in effect for thirty (30) calendar days. The term “Bankruptcy Law” means title 11, U.S. Code or any similar U.S. federal or state law for the relief of debtors or any other similar law in any applicable jurisdiction. Section 7.2 Acceleration of Maturity; Rescission and Annulment.

42 If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default referred to in Sections 7.1(e), (f) or (g), which shall result in an automatic acceleration), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable immediately, by a written notice thereof to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 7.1(e), (f) or (g) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after the principal amount of and interest on the Notes shall have been so declared due and payable, but before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Company and to the Trustee, may, subject to the paragraph above, waive all Defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.13 of the Base Indenture, if: (a) the Company or any Guarantor has deposited with the Trustee (or with a custodian or account bank appointed on behalf of the Trustee) all required payments of the principal of and interest on, the Notes, plus the reasonable compensation and reimbursement for the Trustee’s expenses, disbursements and advances pursuant to Section 7.7 of the Base Indenture; and (b) all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), and interest on, the Notes that have become due solely because of such acceleration, have been cured or waived. No such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.3 of the Base Indenture and the steps to be taken to cure such Event of Default. ARTICLE VIII AMENDMENTS AND WAIVERS Sections 8.1 and 8.2 hereof shall replace Sections 9.1 and 9.2 of the Base Indenture with respect to the Notes only. Section 8.1 Without Consent of Holders. The Company and the Guarantors, in each case, when authorized by resolutions of the board of directors of the Parent, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental without the consent of any Holder of the Notes hereto and modify the Intercreditor Agreement for one or more of the following purposes: (a) to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of the Holders of the Notes in any material respect (as determined by the Company);

43 (b) to comply with Section 6.4; (c) to provide for uncertificated Notes in addition to or in place of certificated Notes; (d) to add Guarantors with respect to the Notes; (e) to secure the Notes; (f) to evidence a successor to the Company as obligor or to any Guarantor as guarantor under the Indenture with respect to the Notes; (g) to surrender any of the Company’s rights or powers under the Indenture or the Intercreditor Agreement; (h) to add covenants or events of default for the benefit of the Holders of any Notes; (i) to comply with the applicable procedures of the Depositary; (j) to make any change that does not adversely affect the interests of the Holders of any Notes then outstanding in any material respect; (k) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or change any of the provisions of the Indenture or the Intercreditor Agreement as may be necessary to provide for or facilitate the administration of the trusts hereunder by a successor Trustee; (l) to effect the appointment of a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture or the Intercreditor Agreement to provide for or facilitate administration by more than one Trustee; (m) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (n) to reflect the release of any Guarantor as guarantor, in accordance with the provisions of the Indenture; or (o) to conform the text of the Indenture, any Note Guarantee or the Notes to any provision of the description thereof set forth in the Offering Memorandum to the extent that such provision in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, such Note Guarantee or the Notes (as certified in an Officer’s Certificate). Upon the written request of the Company, accompanied by a copy of the resolutions of the board of directors of the Parent certified by the corresponding Secretary or Assistant Secretary, authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to

44 make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise. Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.2. Section 8.2 With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, each Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected: (a) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver; (b) reduce the rate of or extend the time for payment of interest (including Defaulted Interest) on the Notes; (c) reduce the principal of, or premium, if any, on, or change the Stated Maturity of, the Notes; (d) waive a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (e) make the principal of, or premium, if any, or interest on, the Notes payable in any currency other than that stated in the Notes; (f) make any change in Section 6.8 of the Base Indenture, Section 6.13 of the Base Indenture or Section 8.2 of this Supplemental Indenture; (g) waive a redemption payment with respect to the Notes; or (h) release any Guarantor as a guarantor of the Notes other than as provided in the Indenture or modify the Note Guarantee in any manner adverse to the Holders of the Notes. Upon the written request of the Company, accompanied by a copy of the resolutions of the board of directors of the Parent certified by the corresponding Secretary or Assistant Secretary, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and

45 the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. Section 8.3 Substituted Issuer. Without the consent of any Holders of the Notes, the Parent or a Subsidiary thereof may directly assume the due and punctual payment of the principal of and interest on all the Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed. Upon any assumption, the Parent or such Subsidiary (in such capacity, the “Substituted Issuer”) shall succeed the Company, and be substituted for and may exercise every right and power of the Company, under the Indenture with the same effect as if the Substituted Issuer had been the issuer of the Notes, and the Company shall be released from all obligations and covenants with respect to the Notes. No assumption shall be permitted unless (1) the Parent has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating, among other things, that (A) the guarantee of each Guarantor (other than, if the Substituted Issuer is a Guarantor, the Substituted Issuer) remains in full force and effect and (B) the other covenants of the Parent remain in full force and effect, (2) immediately after giving effect to such substitution, no Event of Default, and no event which, after notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (3) if any Notes are then listed on Nasdaq, that the Notes shall not be delisted as a result of the assumption or, that the Notes shall be promptly relisted thereon or another internationally recognized stock exchange. Section 8.4 Trustee Protected. In executing or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel or an Officer’s Certificate or both stating that the execution of such supplemental indenture is authorized or permitted by the Indenture, that all conditions precedent to the execution of such supplemental indenture have been complied with, and that the supplemental indenture is a legal, valid and binding obligation of the Company and each Guarantor, as applicable, enforceable against it in accordance with its terms. ARTICLE IX MEETINGS OF HOLDERS OF NOTES Section 9.1 Purposes for Which Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article IX to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by the Indenture to be made, given or taken by Holders.

46 Section 9.2 Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders for any purpose specified in Section 9.1, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 10.2 of the Base Indenture, not less than 21 nor more than 180 days prior to the date fixed for the meeting. (b) In case at any time the Company, any Guarantor or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, such Guarantor, if applicable, or the Holders in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 9.2. Section 9.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder of one or more outstanding Notes, or (b) a person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders; provided, that none of the Company, any other obligor upon the Notes or any Affiliate of the Company shall be entitled to vote at any meeting of Holders or be counted for purposes of determining a quorum at any such meeting in respect of any Notes owned by such persons. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of any Guarantor and its counsel and any representatives of the Company and its counsel. Section 9.4 Quorum; Action. The persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the persons holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2, except that such notice need be given only once not less than five days prior to the date on

47 which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum. Except as limited by the proviso to Section 8.2, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 8.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes. Any such resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section 9.4 shall be binding on all the Holders, whether or not such Holders were present or represented at the meeting. Section 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.2(b), in which case the Company, the Guarantors or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting. (c) At any meeting, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy. (d) Any meeting of Holders duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

48 (e) To the extent that the Notes and the Securities of any other series under the Indenture will vote together as a single class at any meeting and such Securities are denominated in a currency other than euro, the principal amount of the Notes and such other Securities for purposes of any act, consent or waiver under the Indenture shall be determined as the U.S. dollar equivalent thereof, converted based on the spot rate (as determined by the Company in its discretion) at 11:00 a.m. New York City time on the Business Day before the record date for such meeting, act, waiver or consent (or, if there is no such record date, the date when such meeting, act, consent or waiver is taken). Section 9.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 and, if applicable, Section 9.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and the Guarantors, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated. ARTICLE X MISCELLANEOUS PROVISIONS Section 10.1 Evidence of Compliance with Conditions Precedent, Certificates to Trustee. This Section 10.1 shall replace Sections 10.4 and 10.5 of the Base Indenture with respect to the Notes only. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of the Indenture (other than the initial authentication of the Notes under this Supplemental Indenture), the Company shall furnish to the Trustee an Officer’s Certificate stating that all covenants and conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with. The Officer’s Certificate or Opinion of Counsel provided for in the Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include: (1) a statement that the person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition; (2) a brief statement as to the nature and scope of the

49 examination or investigation upon which the statement or opinion contained in such Officer’s Certificate or Opinion of Counsel is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials. Section 10.2 No Recourse Against Others. This Section 10.2 shall replace Section 10.8 of the Base Indenture with respect to the Notes only. Except as otherwise expressly provided in Article V of this Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article IV) or interest on any Note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Supplemental Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of any Guarantor, the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through such Guarantor, the Company or any of the Company’s Subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Supplemental Indenture and the issue of the Notes. Section 10.3 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Supplemental Indenture by the TIA, such required or deemed provision shall control. Section 10.4 Governing Law; Waiver of Jury Trial; Consent to Jurisdiction. This Section 10.1 shall replace Section 10.10 of the Base Indenture with respect to the Notes only. THIS SUPPLEMENTAL INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE BASE INDENTURE, SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE SECURITIES) EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF

50 OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above, or, with respect to the Company and each Guarantor, pursuant to this Section 10.4, shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Guarantors, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. The Company and each Guarantor hereby appoints the Parent as its respective authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or other proceeding that may be instituted in any Specified Court and agrees that service of process upon said agent at its office at the address specified in Section 10.2 of the Base Indenture (or at such other address specified in a written notice to each Guarantor and the Trustee), and written notice of said service to the Company or any Guarantor mailed or delivered to it, at such address, shall be deemed in every respect effective service of process upon the Company and each Guarantor in any suit, action or other proceeding and shall be taken and held to be valid personal service upon the Company and any Guarantor, whether or not the Company or such Guarantor shall then be doing, or at any time shall have done, business within the State of New York, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such state, and waive all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the Indenture shall have been satisfied and discharged in accordance with the Indenture. Section 10.5 Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-

51 keeping system to the fullest extent permitted by applicable law, including the U.S. federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Supplemental Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Company Order, Opinion of Counsel, Note, Note Guarantee, instrument, agreement or other document delivered pursuant to this Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 2.3 of the Base Indenture, Section 5.3 of this Supplemental Indenture or elsewhere in the Indenture to the execution or attestation of any Note, any Note Guarantee endorsed on any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Notes or any Note Guarantees. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit this Supplemental Indenture or any document to be signed in connection with the Indenture to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interpretation and misuse by third parties. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the U.S. federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. Section 10.6 Successors. All agreements of the Company and each Guarantor in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successor. Section 10.7 Severability.

52 In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 10.8 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof. Section 10.9 Ratifications. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. Section 10.10 Effectiveness. The provisions of this Supplemental Indenture shall become effective as of the date hereof. Section 10.11 The Trustee. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Company. The recitals contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), excluding any creditor relationship listed in TIA Section 311(b), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor). If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and the Indenture. Section 10.12 Reference to Interest; Exchange Notes. Any reference to interest on, or in respect of, the Notes in the Indenture, as amended and supplemented by this Supplemental Indenture, shall be deemed to include any interest payable to Holders of the Notes pursuant to the terms of the Registration Rights Agreement. Any reference to Notes shall also include additional notes issued by the Company in exchange for the Notes, as contemplated by the Registration Rights Agreement (“Exchange Notes”), which Exchange Notes shall be issued under and governed by the Indenture, as supplemented hereby, shall be in the form of Exhibit A1 or Exhibit A2 hereto and shall constitute one and the same series as the Notes

53 Section 10.13 Intercreditor Agreement On the date hereof, the Trustee will become a party to the Intercreditor Agreement, which may be amended from time to time without the consent of the Holders, including to add other parties holding additional indebtedness permitted to be incurred under the indenture, the Principal Credit Agreement and the senior unsecured notes. Pursuant to the Intercreditor Agreement, each Creditor (as defined in the Intercreditor Agreement) agrees that from or after the occurrence of an Event of Default, an event of default under the Principal Credit Agreement, an event of default under the senior unsecured notes or an event of default under any Additional Indebtedness (as defined in the Intercreditor Agreement) any payment received from an Obligor (as defined in the Intercreditor Agreement) will be shared amongst the Creditors pro rata based on the proportion of indebtedness held by each Creditor relative to the total amount of indebtedness subject to the Intercreditor Agreement. By its acceptance of the Notes, each Holder hereby authorizes and directs the Trustee to execute a joinder to the Intercreditor Agreement, together with any amendments permitted thereunder, binding such Holders to the terms thereof. Section 10.14 Bank Resolution and Recovery Directive and Other Regulatory Matters (a) The Paying Agent is authorized and regulated by the CBOI. (b) In connection with the worldwide effort against the funding of terrorism and money laundering activities, the Paying Agent may be required under various national laws and regulations to which they are subject to obtain, verify and record information that identifies each person who opens an account with it. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Paying Agent shall be entitled to ask for documentation to verify such entity’s formation and legal existence as well as financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. (c) The parties hereto acknowledge and agree that the obligations of Paying Agent under this Supplemental Indenture are limited by and subject to compliance by them with European Union and U.S. federal anti-money laundering statutes and regulations. If the Paying Agent or any of their directors know or suspect that a payment is the proceeds of criminal conduct, such person is required to report such information pursuant to the applicable authorities and such report shall not be treated as a breach by such person of any confidentiality covenant or other restriction imposed on such person under this Supplemental Indenture, by law or otherwise on the disclosure of information. The Paying Agent shall be indemnified and held harmless by the Company from and against all losses suffered by them that may arise as a result of the Agents being prevented from fulfilling their obligations hereunder due to the extent doing so would not be consistent with applicable statutory anti-money laundering requirements. (d) Notwithstanding anything to the contrary in this Supplemental Indenture or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of Paying Agent arising under this Supplemental Indenture or any

54 such other document, to the extent such liability is unsecured or not otherwise exempted, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (1) the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto; and (2) the effects of any Bail-in Action on any such liability, including, if applicable: (A) a reduction in full or in part or cancellation of any such liability; (B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such party, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Supplemental Indenture or any other agreement; or (C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority. For purposes of this Section 10.14, the following terms shall have the following meanings: “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

55 “Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority to exercise any Write-down and Conversion Powers. “Write-Down and Conversion Powers” means, (i) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and (ii) any powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and any similar or analogous powers under that Bail-In Legislation.

[Signature Page to First Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above. LINEAGE EUROPE FINCO B.V., as the Company By:/s/ Michelle Domas Name: Michelle Domas Title: Authorized Signatory LINEAGE, INC., as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Treasurer LINEAGE OP, LP, as a Guarantor By: Lineage, Inc. Its general partner By:/s/ Michelle Domas Name: Michelle Domas Title: Treasurer LINEAGE LOGISTICS HOLDINGS, LLC, as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Treasurer

[Signature Page to First Supplemental Indenture] LINEAGE LOGISTICS, LLC, as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Treasurer LINEAGE LOGISTICS SERVICES, LLC, as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Treasurer LINEAGE LOGISTICS CANADA HOLDINGS, LLC, as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Treasurer LINEAGE AUS RE HOLDINGS, LLC, as a Guarantor By: /s/ Craig Andrew Bowyer Name: Craig Andrew Bowyer Title: Regional Vice President

[Signature Page to First Supplemental Indenture] COLUMBIA COLSTOR, INC., as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Treasurer LINEAGE COLUMBIA MEZZ, LLC, as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Treasurer LINEAGE LOGISTICS MTC, LLC as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Treasurer LINEAGE WA COLUMBIA RE, LLC, as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Treasurer

[Signature Page to First Supplemental Indenture] LINEAGE LOGISTICS CANADA HOLDINGS LTD., as a Guarantor By: /s/ Brian McGowan Name: Brian McGowan Title: Director BOREAS LOGISTICS HOLDINGS B.V., as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Authorized Signatory LINEAGE TREASURY EUROPE B.V., as a Guarantor By:/s/ Michelle Domas Name: Michelle Domas Title: Authorized Signatory Executed by Emergent Cold MidCo Pty Ltd (ACN 622 098 293), as a Guarantor, in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Craig Andrew Bowyer Sole director signature CRAIG ANDREW BOWYER Full name (BLOCK LETTERS)

[Signature Page to First Supplemental Indenture] U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Trustee, Transfer Agent and Registrar By: /s/ Bradley E. Scarbrough Name: Bradley E. Scarbrough Title: Vice President

[Signature Page to First Supplemental Indenture] U.S. BANK EUROPE DAC, as the Paying Agent By: /s/ Michael Leong Name: Michael Leong Title: Authorised Signatory

Exh. A1-1 EXHIBIT A1 LINEAGE EUROPE FINCO B.V. THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY. [THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT: (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; (B) IT ACQUIRED THIS NOTE OR SUCH BENEFICIAL INTEREST IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR; (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND; (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND ONLY: (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE

Exh. A1-2 SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION (OTHER THAN AS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO TRANSFERS WILL BE PERMITTED IN RELIANCE ON RULE 144, REGARDLESS OF ITS AVAILABILITY AS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] LINEAGE EUROPE FINCO B.V. 4.125% SENIOR NOTES DUE 2031 Certificate No. [__] Common Code: [Insert for 144A Notes: 323716676] [Insert for Reg S Notes: 323716650] [Insert for Exchange Notes: [__]] ISIN: [Insert for 144A Notes: XS3237166767] [Insert for Reg S Notes: XS3237166502] [Insert for Exchange Notes: [__]] [CUSIP: [__]]1 €[__] Lineage Europe Finco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (herein called the “Company,” which term includes any Substituted Issuer under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to USB Nominees (UK) Limited, as nominee of the Common Depositary appointed by Euroclear and Clearstream or its registered assigns, the principal sum of [__] MILLION EUROS (€[__])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on November 26, 2031 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the participating member states in the third stage of European Economic and Monetary Union of the Treaty Establishing the European Community as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest annually in arrears on November 26 of each year, or if any such day is not a Business Day, on the next succeeding Business Day and Holders will not be entitled to any further interest or other payment as a result of any such delay, commencing on November 26, 2026, to the Holder in whose name the Note is registered in the security register on the Business 1 To be included in any Exchange Note.

Exh. A1-3 Day immediately preceding the applicable Interest Payment Date in accordance with the terms of the Indenture. Interest on the Notes will accrue from and including November 26, 2025. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or November 26, 2025 if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Holder entitled thereto; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than €3.0 million may specify by written notice to the Company that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Common Depositary or its nominee. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

Exh. A1-4 IN WITNESS WHEREOF, the Company has caused this Note to be duly executed. Dated: [__], 20[__] LINEAGE EUROPE FINCO B.V. By: Name: Title:

Exh. A1-5 TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes described in the within-named Indenture. Dated: [__], 20[__] U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: Authorized Signatory

Exh. A1-6 [FORM OF REVERSE SIDE OF NOTE] LINEAGE EUROPE FINCO B.V. 4.125% SENIOR NOTES DUE 2031 This Note is one of a duly authorized issue of Securities of the Company, designated as its 4.125% Senior Notes due 2031 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of November 26, 2025 (herein called the “Base Indenture”), among the Company, the Parent, Lineage OP, LP and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 26, 2025, among the Company, the Guarantors, the Trustee and the Paying Agent (herein called the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Paying Agent, the Company, the Guarantors and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture. If an Event of Default (other than an Event of Default specified in Sections 7.1(e), 7.1(f) and 7.1(g) of the Supplemental Indenture with respect to the Company or any Guarantor) occurs and is continuing, the principal of and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Sections 7.1(e), 7.1(f) and 7.1(g) of the Supplemental Indenture occurs, the principal of and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 8.2 of the Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture. The Notes are issuable in fully registered form, without coupons, in minimum denominations of €100,000 principal amount and any multiple of €1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum

Exh. A1-7 sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations. The Company shall have the right to redeem the Notes under certain circumstances as set forth in Section 4.1, Section 4.2, Section 4.3 and Section 4.4 of the Supplemental Indenture. The Notes are not subject to redemption through the operation of any sinking fund. The obligations of each Guarantor to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article V of the Supplemental Indenture and reference is hereby made to such Indenture for the precise terms of the Note Guarantee. Except as expressly provided in Article V of the Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article IV of the Supplemental Indenture) or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of any Guarantor, the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through such Guarantor, the Company or any of the Company’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

Exh. A1-8 ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: (Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him. Date: Your Signature: (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exh. A1-9 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE * The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in principal amount at maturity of this Global Note Amount of increase in principal amount at maturity of this Global Note Principal amount at maturity of this Global Note following such decrease (or increase) Signature of authorized officer of Trustee or Common Depositary * This Schedule should be included only if the Note is issued in global form.

Exh. A2-1 EXHIBIT A2 LINEAGE EUROPE FINCO B.V. THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON. [THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.]2 [THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT: (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; (B) IT ACQUIRED THIS NOTE OR SUCH BENEFICIAL INTEREST IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR; (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND; (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL 2 To be included only if the Note is issued in global form.

Exh. A2-2 INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND ONLY: (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION (OTHER THAN AS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO TRANSFERS WILL BE PERMITTED IN RELIANCE ON RULE 144, REGARDLESS OF ITS AVAILABILITY AS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] LINEAGE EUROPE FINCO B.V. 4.125% SENIOR NOTES DUE 2031 Certificate No. [__] Common Code: 323716650 ISIN: XS3237166502 €[__] Lineage Europe Finco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (herein called the “Company,” which term includes any Substituted Issuer under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to USB Nominees (UK) Limited, as nominee of the Common Depositary appointed by Euroclear and Clearstream or its registered assigns, the principal sum of [__] MILLION EUROS (€[__])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on November 26, 2031 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the participating member states in the third stage of European Economic and Monetary Union of the Treaty Establishing the European Community as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest annually in arrears on November 26 of each year, or if any such day is not a Business Day, on the next succeeding Business Day and Holders will not be entitled to any further interest or other payment as a result of any such delay, commencing on November 26, 2026, to the Holder in whose name the Note is registered in the security register on the Business

Exh. A2-3 Day immediately preceding the applicable Interest Payment Date in accordance with the terms of the Indenture. Interest on the Notes will accrue from November 26, 2025. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or November 26, 2025 if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Holder entitled thereto; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than €3.0 million may specify by written notice to the Company that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Common Depositary or its nominee. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

Exh. A2-4 IN WITNESS WHEREOF, the Company has caused this Note to be duly executed. Dated: [__], 20[__] LINEAGE EUROPE FINCO B.V. By: Name: Title:

Exh. A2-5 TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes described in the within-named Indenture. Dated: [__], 20[__] U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: Authorized Signatory

Exh. A2-6 [FORM OF REVERSE SIDE OF NOTE] LINEAGE EUROPE FINCO B.V. 4.125% SENIOR NOTES DUE 2031 This Note is one of a duly authorized issue of Securities of the Company, designated as its 4.125% Senior Notes due 2031 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of November 26, 2025 (herein called the “Base Indenture”), among the Company, the Parent, Lineage OP, LP and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 26, 2025, among the Company, the Guarantors, the Trustee and the Paying Agent (herein called the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Paying Agent, the Company, the Guarantors and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture. If an Event of Default (other than an Event of Default specified in Sections 7.1(e), 7.1(f) and 7.1(g) of the Supplemental Indenture with respect to the Company or any Guarantor) occurs and is continuing, the principal of and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Sections 7.1(e), 7.1(f) and 7.1(g) of the Supplemental Indenture occurs, the principal of and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 8.2 of the Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture. The Notes are issuable in fully registered form, without coupons, in minimum denominations of €100,000 principal amount and any multiple of €1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum

Exh. A2-7 sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations. The Company shall have the right to redeem the Notes under certain circumstances as set forth in Section 4.1, Section 4.2, Section 4.3 and Section 4.4 of the Supplemental Indenture. The Notes are not subject to redemption through the operation of any sinking fund. The obligations of each Guarantor to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article V of the Supplemental Indenture and reference is hereby made to such Indenture for the precise terms of the Note Guarantee. Except as expressly provided in Article V of the Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article IV of the Supplemental Indenture) or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of any Guarantor, the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through such Guarantor, the Company or any of the Company’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note. This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 3 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

Exh. A2-8 ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: (Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him. Date: Your Signature: (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exh. A2-9 US-DOCS\4031.10 SG-22399020.2 - 6/15/2025 9:13 PM SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE * The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another Global Note for an interest in this Regulation S Temporary Global Note, have been made: Date of Exchange Amount of decrease in principal amount at maturity of this Global Note Amount of increase in principal amount at maturity of this Global Note Principal amount at maturity of this Global Note following such decrease (or increase) Signature of authorized officer of Trustee or Common Depositary * This Schedule should be included only if the Note is issued in global form.

Exh. B-1 US-DOCS\4031.10 EXHIBIT B FORM OF CERTIFICATE OF TRANSFER Lineage Europe Finco B.V. c/o Lineage, Inc. 46500 Humboldt Drive, Novi, Michigan 48377 United States of America U.S. Bank Trust Company, National Association 633 West 5th Street, 24th Floor Los Angeles, California 90071 United States of America Attention: B. Scarbrough (Lineage Notes Administrator) Re: 4.125% Senior Notes Due 2031 (Rule 144A ISIN: XS3237166767; Common Code: 323716676 and Regulation S ISIN: XS3237166502; Common Code: 323716650) Reference is hereby made to the First Supplemental Indenture, dated as of November 26, 2025 (the “Indenture”), among Lineage Europe Finco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Company”), the Guarantors, U.S. Bank Trust Company, National Association, a national banking association, as trustee, and U.S. Bank Europe DAC, as paying agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1.  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private

Exh. B-2 Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. 2.  Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated: _______________________

B-3 US-DOCS\4031.10 ANNEX A TO CERTIFICATE OF TRANSFER 1. The Transferor owns and proposes to transfer the following: [CHECK ONE OF (a) OR (b)] (a)  a beneficial interest in the: (i)  144A Global Note (Common Code _________; ISIN _________), or (ii)  Regulation S Global Note (Common Code _________; ISIN _________), or (b)  a Definitive Note. 2. After the Transfer the Transferee will hold: [CHECK ONE] (a)  a beneficial interest in the: (i)  144A Global Note (Common Code _________; ISIN _________), or (ii)  Regulation S Global Note (Common Code _________; ISIN _________), or (b)  a Definitive Note; in accordance with the terms of the Indenture.

Exh. C-1 EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE Lineage Europe Finco B.V. c/o Lineage, Inc. 46500 Humboldt Drive, Novi, Michigan 48377 United States of America U.S. Bank Trust Company, National Association 633 West 5th Street, 24th Floor Los Angeles, California 90071 United States of America Attention: B. Scarbrough (Lineage Notes Administrator) Re: 4.125% Senior Notes Due 2031 (Rule 144A ISIN: XS3237166767; Common Code: 323716676 and Regulation S ISIN: XS3237166502; Common Code: 323716650) Reference is hereby made to the First Supplemental Indenture, dated as of November 26, 2025 (the “Indenture”), among Lineage Europe Finco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Company”), the Guarantors, U.S. Bank Trust Company, National Association, a national banking association, as trustee, and U.S. Bank Europe DAC, as paying agent. __________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of €____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that: 1. Exchange of Definitive Notes or Beneficial Interests in Global Notes for Definitive Notes or Beneficial Interests in Global Notes (a)  Check if Exchange is from beneficial interest in a Global Note to Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Global Note for a Definitive Note with an equal principal amount, the Owner hereby certifies that the Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Note and in the Indenture and the Securities Act. (b)  Check if Exchange is from Definitive Note to beneficial interest in a Global Note. In connection with the Exchange of the Owner’s Definitive Note for a beneficial interest in the [CHECK ONE]  144A Global Note,  Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act, and in compliance

Exh. C-2 with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Global Note and in the Indenture and the Securities Act. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Signature Page Follows] [Insert Name of Transferor] By: Name: Title: Dated: ____________________